Exhibit 10.1

AMENDMENT TO
STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”), dated as of July 6, 2023, is entered into by and among Venus Concept Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, the “Purchaser” and collectively, the “Purchasers,” and together with the Company, the “Parties”).

WHEREAS, the Parties are party to that certain Stock Purchase Agreement, dated as of May 15, 2023 (the “Agreement”);

WHEREAS, the Agreement may be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties desire to amend certain terms of the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Amendment have the meanings given to such terms in the Agreement.

2.            Amendments. The Agreement is hereby amended as follows:

(a)          The following definition is added to Section 1.1 of the Agreement after the definition of “Person” and before the definition of “Proceeding”:

“Pricing Reference Date” means (a) with respect to the Initial Closing, the date hereof, and (b) with respect to each Subsequent Closing, the date on which the Purchasers have timely provided written notice to the Company of their acceptance of a Subsequent Closing Notice.

(b)          Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

Subsequent Closings. The Company may, in its sole discretion from time to time from the date hereof until December 31, 2025, deliver a Subsequent Closing Notice to the Purchasers, and the Purchasers may, in their sole discretion upon written notice to the Company within three (3) Business Days of receipt thereof, accept or reject such Subsequent Closing Notice (and if no such notice is delivered by the Purchasers within such time period, such Subsequent Closing Notice shall be deemed rejected and shall be null and void). Once a Subsequent Closing Notice has been accepted in accordance with the preceding sentence, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number of Closing Shares equal to the quotient of (i) the aggregate Subscription Amount (as set forth in such Subsequent Closing Notice), divided by (ii) the Purchase Price (with each Purchaser being obligated to purchase its pro rata portion of such Closing Shares, consistent with each Purchaser’s Closing Shares purchased at the Initial Closing, unless otherwise agreed to by the Parties). Each Purchaser acquiring Closing Shares at a Subsequent Closing shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subsequent Subscription Amount pursuant to Section 2.3(b)(ii)(1), and the Company shall deliver to each Purchaser its respective Closing Shares pursuant to Section 2.3(b)(i)(1), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3(b) deliverable at such Subsequent Closing. Each Subsequent Closing shall occur remotely upon the later of (i) immediately following satisfaction of the covenants and conditions set forth in Section 2.4(b) and (ii) the date, if any, specified for such Subsequent Closing as set forth in the Subsequent Closing Notice (each such date, a “Subsequent Closing Date”). Notwithstanding the foregoing, upon written notice to the Company accompanying any Subsequent Closing Notice, any Purchaser may designate one or more of its Affiliates to purchase Closing Shares in a Subsequent Closing, in which case such Affiliate shall execute a joinder to this Agreement, in a form reasonably acceptable to the Company, and shall thereafter constitute a “Purchaser” hereunder for all purposes.

(c)          Section 2.2 of the Agreement is hereby amended to replace each reference to “Closing Date” in such section with “Pricing Reference Date.”

(d)          Exhibit D of the Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT D

SUBSEQUENT CLOSING NOTICE

___________, 202__

This notice is provided pursuant to Section 2.1(b) of the Stock Purchase Agreement, dated as of May 15, 2023 (as amended from time to time, the “SPA”), among Venus Concept, Inc. (the “Company”) and the purchasers party thereto (the “Purchasers”). Capitalized terms not otherwise defined in this notice have the meanings given to such terms in the SPA.

Subject to the terms and conditions set forth in the SPA, the Company hereby requests that the Purchasers collectively purchase the number of shares of Senior Preferred Stock set forth below. As set forth in the SPA, the Purchasers may, in their sole discretion upon written notice to the Company within three (3) Business Days of receipt of this notice, accept or reject the foregoing request (and if no such notice is delivered by the Purchasers within such time period, this notice shall be deemed rejected and shall be null and void).

Aggregate Subscription Amount:

Specified Closing Date (if any):

Sincerely,

Venus Concept, Inc.

By:
Name:
Title:

3.          Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof, as in effect on the date hereof. The provisions of Sections 5.4 (Notices), 5.6 (Headings), 5.8 (No Third-Party Beneficiaries), 5.9 (Governing Law), 5.11 (Execution), 5.12 (Severability), 5.20 (Saturdays, Sundays, Holidays, etc.), 5.21 (Construction) and 5.22 (Waiver of Jury Trial) of the Agreement are hereby incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this this First Amendment to Stock Purchase Agreement to be executed to be effective as of the date first written above.

VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	CEO

EW HEALTHCARE PARTNERS, L.P.

By: Essex Woodlands Fund IX-GP, L.P., its General Partner

By: Essex Woodlands IX, LLC, its General Partner

By:	/s/ R. Scott Barry
Name:	R. Scott Barry
Title:	Manager

EW HEALTHCARE PARTNERS-A, L.P.

By: Essex Woodlands Fund IX-GP, L.P., its General Partner

By: Essex Woodlands IX, LLC, its General Partner

By:	/s/ R. Scott Barry
Name:	R. Scott Barry
Title:	Manager

[Amendment to Stock Purchase Agreement]